Exhibit 10.3

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

           This Amended and Restated Investor Rights Agreement, made effective as of July [•], 2012 (this “Agreement”), by and among Tel-Instrument Electronics Corp., a New Jersey corporation (the “Company”), [   ]1 and [   ] (collectively, the “Specified Holders”), [   ]., a Delaware limited partnership (“[   ] Investor”), [   ], an Illinois limited liability company (“[   ] Investor” and, together with the [   ] Investor, the “Investors”, and each individually, an “Investor,” and the Investors collectively with the Specified Holders, the “Stockholders,” and each individually, a “Stockholder”).

RECITALS

A. The Company and the [   ] Investor are party to that certain Securities Purchase Agreement dated as of September 10, 2010, as amended (the “[   ] Purchase Agreement”), pursuant to which, among other things, the Company issued and sold to the BCA Investor (1) a warrant to purchase 136,920 shares of Common Stock, and (2) a warrant to purchase 20,000 shares of Common Stock (the warrants described in clauses (1) and (2), collectively, the “[   ] Warrant”).

B. The Company and the [   ] Investor are party to that certain Securities Purchase Agreement dated as of the date hereof (the “MTC Purchase Agreement,” and together with the [   ] Purchase Agreement, the “Purchase Agreements,” and each individually, a “Purchase Agreement”), pursuant to which, among other things, the Company issued and sold to the [   ] Investor a warrant (the “[   ] Warrant,” and together with the [   ]Warrant, the “Warrants,” and each individually, a “Warrant”) to purchase 50,000 shares of Common Stock.

C. The Company, the [   ] Investor and the Specified Holders entered into an Investor Rights Agreement, effective as of September 10, 2010 (the “Original Agreement”).

D. The Company, the Investors and the Specified Holders desire to amend and restate the Original Agreement in its entirety on the terms set forth in this Agreement.

AGREEMENTS

           NOW, THEREFORE, in consideration of the recitals, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, including the execution, delivery and performance of the Purchase Agreements, the receipt and sufficiency of which are hereby acknowledged, the Company, for its successors and permitted assigns, and the Stockholders, for themselves, their heirs, personal representatives, successors and permitted assigns, hereby agree, and amend and restate the Original Agreement in its entirety, as follows:

1 NTD: To be revised along with signature block upon receipt from the Company of the proper name/signatory for the Estate.

1. Preemptive Rights.

(a) The Company hereby grants to each Investor, subject to the terms and conditions specified in this Section 1, the right to purchase up to such Investor’s pro rata share (as defined below) of all New Securities (as defined in Section 1(b) hereof) that the Company may, from time to time, propose to sell and/or issue.  An Investor’s “pro rata share,” for purposes of this preemptive right, is the ratio (i) the numerator of which is the number of shares of Common Stock held by such Investor, including the number of shares of Common Stock issued or issuable to such Investor upon the exercise or conversion of all securities exercisable for or convertible into Common Stock, including Warrants, held by such Investor on the date of the Company’s written notice pursuant to Section 1(c) hereof, and (ii) the denominator of which is the number of shares of Common Stock outstanding on the date of the Company’s written notice pursuant to Section 1(c) hereof, assuming for this purpose conversion or exercise of all securities convertible into or exercisable for Common Stock and excluding any outstanding unvested shares of Common Stock.

(b) “New Securities” means any equity interests of the Company or any Subsidiary, whether or not now authorized, and rights, options or warrants to purchase such equity interests, and securities or obligations of any type whatsoever that are, or may become, convertible into or exercisable for such equity interests; provided, that the term “New Securities” does not include (i) in the case of the issuance of equity of a Subsidiary, any equity interests issued to the Company or another Subsidiary; (ii) Common Stock, or options, rights or warrants to purchase Common Stock (and Common Stock issued pursuant to the exercise thereof), or any combination thereof, issued or sold to persons who are, or who are to become, employees, officers, directors and/or consultants of the Company or any Subsidiary; provided, that such sales or issuances are approved by the Board or by a committee thereof and done in connection with such Person’s employment with, or service to, the Company or a Subsidiary (as opposed to solely for the purpose of raising capital); (iii) securities issued to a Person that is not an Affiliate of the Company in consideration of the acquisition of an interest in another company or its assets by the Company pursuant to a plan, agreement or other arrangement approved by the Board; (iv) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of the Common Stock; (v) the 10,416 shares of Common Stock (subject to appropriate adjustments for any dividends, subdivisions, combinations or reclassifications of the Common Stock) to be issued upon exercise of the warrants issued to [   ] as in effect on September 10, 2010; and (vi) the Warrants or the shares of Common Stock (subject to appropriate adjustments for any dividends, subdivisions, combinations or reclassifications of the Common Stock) to be issued upon exercise of the Warrants in accordance with the terms of such Warrants in effect on the date hereof.

(c) In the event the Company proposes to undertake an issuance of New Securities, it will give each Investor written notice of its intention, describing the type of New Securities, the price, amount and the general terms upon which the Company proposes to issue the same at least thirty (30) days prior to the first closing of the proposed sale of New Securities.  Each Investor will have thirty (30) days from the date of any such notice to agree to purchase up to its pro rata share of such New Securities in accordance with Section 1(a), for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d) In the event the Company delivers written notice described in Section 1(c), the Company will have sixty (60) days from the date of the first closing specified in such written notice to sell all such New Securities (including the New Securities, if any, to be purchased individually by an Investor pursuant to this Section 1) at a price and upon terms no more favorable to the purchasers thereof than the price and terms specified in the Company’s original notice to Investors.  In the event the Company has not sold all such New Securities within said sixty (60) day period, the Company will not thereafter issue or sell any New Securities without first offering such securities individually to Investors in the manner provided herein.

(e) The preemptive rights granted under this Section 1 will not apply to Common Stock registered pursuant to a registration statement for the sale of Common Stock in a firm underwritten public offering.

2. Rights of Co-Sale.

                      (a)           Subject to Section 2(c) below, at any time any Holder (the “Selling Holder”) has received and wishes to accept (x) a bona fide offer (the “Third Party Offer”) from a Person other than the Company (the “Offeror”) for all or any portion of the Selling Holder’s shares of Common Stock or (y) an offer from the Company to acquire any of its shares of Common Stock and the Selling Holder wishes to Transfer to such Offeror or the Company all or any portion of the Selling Holder’s shares of Common Stock, the Selling Holder will give not less than thirty (30) days’ prior written notice of such intended Transfer to each Investor (the “Section 2 Notice”), which will specifically identify the identity of the Offeror or, if applicable, the Company (the “Section 2 Offeror”), the number of shares of Common Stock being Transferred, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Transfer, and will contain an offer (the “Section 2 Offer”) by the Section 2 Offeror to each Investor, which will be irrevocable for a period of 15 days after delivery thereof (the “Section 2 Period”), to purchase at the same price per share and upon the other terms offered by the Section 2 Offeror to the Selling Holder, which will be set forth in the Section 2 Notice, such Investor’s Allocable Portion of the aggregate shares of Common Stock to be acquired by the Section 2 Offeror.  For purposes of this Agreement, an Investor’s “Allocable Portion” is expressed by a fraction, (i) the numerator of which is the number of the shares of Common Stock held by such Investor, including the number of shares of Common Stock issued or issuable to such Investor upon the exercise or conversion of all securities exercisable for or convertible into shares of Common Stock (including Warrants) held by such Investor as of the date of the Section 2 Offer, and (ii) the denominator of which is the aggregate number of shares of Common Stock held by (A) such Investor, including the number of shares of Common Stock issued or issuable to such Investor upon the exercise or conversion of all securities exercisable for or convertible into shares of Common Stock (including Warrants) held by such Investor, (B) each other Investor exercising its co-sale rights under this Section 2, including the number of shares of Common Stock issued or issuable to such other Investor upon the exercise or conversion of all securities exercisable for or convertible into shares of Common Stock (including Warrants) held by such other Investor, and (C) the Selling Holder that are vested (or would vest in connection with the Transfer of Common Stock by the Selling Holder pursuant to this Section 2), including the number of shares of Common Stock issued or issuable to the Selling Holder upon the exercise or conversion of all securities exercisable for or convertible into such shares of Common Stock held by the Selling Holder, in each case, as of the date of the Section 2 Offer.  The Section 2 Notice will also include a copy of any written proposal, term sheet, or letter of intent or any other agreement relating to the proposed Transfer.  A copy of the Section 2 Notice will promptly be sent to the Company.  The Section 2 Offer made to each Investor may be accepted in whole or in part at the option of such Investor.  No Investor shall be required to make any representations, warranties or indemnities for the benefit of the purchaser in connection with the Section 2 Sale other than representations, warranties and indemnities made by such Investor concerning such Investor’s (i) valid ownership of its Common Stock, free of liens and encumbrances, (ii) authority, power and right to enter into and consummate such sale ((i) and (ii) collectively, “Personal Representations”) and (iii) compliance, in all material respects, with Applicable Law.  Each Investor participating in such Transfer shall provide, subject to the provisions of clauses (x), (y) and (z) below, the indemnities requested by the Selling Holder relating to the breach of any representation, warranty or covenant made by the Company, provided that (x) no Investor shall be required to pay more than its “pro rata share” of any of such indemnity obligations, (y) to the extent a participating Investor does pay more than its “pro rata share” of any of such indemnity obligations, the purchase agreement or other similar agreement relating to such Section 2 Sale shall entitle such Investor to seek contribution from the other Stockholders so that such Investor does not pay more than its “pro rata share” of such indemnity obligations, and (z) such Investor will not be liable in respect of indemnity and expense amounts for more than the net proceeds received by such Investor in connection with such Section 2 Sale.  No Investor shall be liable in respect of any Personal Representation made by any other Stockholder or any other covenant, representation or warranty that is specific to any other Stockholder nor shall any Investor be required to enter into any confidentiality, non-competition, non-hire, non-solicitation or similar restrictive covenant.  Notice of an Investor’s intention to accept a Section 2 Offer, in whole or in part, will be evidenced by a writing signed by such Investor and delivered to the Section 2 Offeror and the Company prior to the end of the Section 2 Period, setting forth the number of shares of Common Stock that such Investor elects to Transfer.  The Selling Holder shall be required to reduce the number of shares of Common Stock that it will Transfer pursuant to this Section 2 by the number of shares of Common Stock that Investors shall have elected to Transfer pursuant to this Section 2.

                      (b)           All Transfers of Common Stock to the Section 2 Offeror (including by the Holders) will be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day as soon as practicable, but in no event more than 15 days after the expiration of the Section 2 Period, or (ii) the fifth business day following the expiration or termination of all waiting periods under Hart-Scott-Rodino Act applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree.  The delivery of certificates or other instruments evidencing such Common Stock duly endorsed for transfer will be made on such date against payment of the purchase price for such Common Stock.

                      (c)           The provisions of this Section 2 shall not apply to a Transfer of shares of Common Stock by a Selling Holder (i) to any spouse, issue, parents or other relatives of any of the foregoing Persons, or trusts for the benefit of such Persons, entities controlled by or controlling any of such Persons, and in the event of death or incapacity of any of such Persons, executors, heirs or testamentary legatees of such Person or (ii) pursuant to a Public Transfer.  Notwithstanding anything to the contrary contained herein, (i) no Selling Holder shall avoid the provisions of this Section 2 by making one or more Transfers to one or more entities specified in this paragraph and then disposing of all or any portion of such Selling Holder’s interest in any such entity and any Transfer (or series of related Transfers) of a controlling equity interest in a Selling Holder that is not an individual shall be deemed a Transfer by such Selling Holder of the shares of Common Stock then held by such Selling Holder and (ii) any Transfer (other than a Public Transfer) of shares of Common Stock by a Selling Holder, which Transfer is not subject to the provisions of this Section 2, shall not be effective unless the acquirer of such shares agrees in writing to be bound to the terms of this Agreement as a Holder.

3. [Reserved.]

4. Registration Rights.

(a) Demand Registrations.

(i) Requests for Investor Demand Registration.  Subject to Section 4(a)(v), at any time prior to the date that is five (5) years after the Exercise Date (as defined in the applicable Warrant) each Investor will have the right to make one (1) request for registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long form registration (“Long Form Registrations”).  Subject to Section 4(a)(v), on or following the Exercise Date, each Investor shall have the right to make one (1) request per calendar year for registration under the Securities Act of all or part of its Registrable Securities, if available, on Form S-2 or S-3 or any similar short form registration (“Short Form Registrations”); provided, that the Company shall not be obligated to effect any such Short Form Registration unless the reasonably anticipated price to the public of the Registrable Securities to be registered and sold pursuant thereto exceeds $100,000.  All registrations requested pursuant to this Section 4(a)(i) are referred to herein as “Demand Registrations.”  A registration shall not count as one of the permitted Demand Registrations until it has become effective.

(ii) Demand Registration Notice.  Each request for a Demand Registration will specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Stockholders holding Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received from Stockholders written requests for inclusion therein within fifteen (15) days after receipt of the Company’s notice.

(iii) Short-Form Registrations.  Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.  The Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(iv) Restrictions on Demand Registrations.  The Company may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines, in its good faith judgment, that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, or would require disclosure of events or matters that the Board concludes, in its good faith judgment, that it would not be in the best interests of the Company to disclose at that time; provided, that, in each such event, each Investor will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such request; provided further, that the Company will not be entitled to exercise its rights under this Section 4(a)(iv) more than once with respect to any particular Demand Registration or for more than 180 days in any twelve (12) consecutive month period.

(v) Priority on Demand Registrations.  The Company will not include in any Demand Registration any securities other than Registrable Securities held by an Investor without the prior written consent of such Investor, such consent not to be unreasonably withheld.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities proposed to be included by an Investor and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities owned by such Investor: (i) first, the Registrable Securities as to which Demand Registration has been requested by such Investor; and (ii) second, the number of shares of Registrable Securities which have been consented to by such Investor.

(vi) Selection of Underwriters.  The Company will have the right to select the managing underwriters to administer any private or public offering of debt, equity or other securities by the Company, who will be reasonably acceptable to each Investor and to the holders of a majority of Registrable Securities included in such Demand Registration.

(vii) Other Registration Rights.  Except as provided in this Agreement, the Company will not grant to any Persons the right to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, that are superior to or inconsistent with the registration rights granted to Investors hereunder without the prior written consent of each Investor.

(b) Piggyback Registrations.

(i) Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice to each Investor of its intention to effect such a registration and will include in such registration all Registrable Securities held by each Investor with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt of the Company’s notice.

(ii) Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by Investors, on a pro rata basis, and (iii) third, other securities requested to be included in such registration.

(iii) Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of current or prospective holders of the Company’s securities (other than a Demand Registration, for which priorities are specified in Section 4(a)(v)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to such holders, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration by any holder, pro rata on the basis of the number of Registrable Securities owned by each such holder (excluding, for the purpose of this calculation, any unvested shares of Common Stock) and (ii) second, other securities requested to be included in such registration.

(c) Holdback Agreements.

(i) If requested in writing by the Company (provided that any determination made by the Company pursuant to this Section 4(c) will be effective if made by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present) or the managing underwriters, if any, of any registration effected pursuant to Section 4(a) or 4(b), each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the Company or the managing underwriters, not to exceed fourteen (14) days prior to, and the shorter of (A) the 90-day period beginning on the effective date of any underwritten Demand Registration, any underwritten Piggyback Registration, or any other underwritten registration by the Company of its securities and (B) the shortest period applicable to an Investor or a Holder who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup obligation with respect to such public offering (except as part of such underwritten registration); provided, however, that any waiver or release with respect to the foregoing will apply ratably to the holders of Registrable Securities.

(ii) If requested in writing by the managing underwriters of any registration effected pursuant to Section 4(a) or 4(b), the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed fourteen (14) days prior to, and the 360-day period beginning on the effective date of, any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), and (ii) use its best efforts to cause each holder of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, purchased from the Company at any time after the date hereof (other than in a registered public offering), to so agree.

(d) Registration Procedures.  Whenever an Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) prepare and file with the Commission (as defined below) a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by each Investor copies of all such documents proposed to be filed, which documents will be subject to review of such counsel, and each Investor, as applicable, will provide the Company with the documents and information required by Section 4(f) below);

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six (6) months (subject to extension pursuant to Section 4(a)(iv)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, subject to Section 4(f) below, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, subject to Section 4(f) below;

(iii) furnish to each seller of Registrable Securities and each underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its best efforts, subject to Section 4(f) below, to (A) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller and (B) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(v) notify each seller of Registrable Securities in writing at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, if the Company will be required to so notify such sellers, the Company will extend the period during which such registration statement will be maintained effective (including the period referred to in Section 4(d)(ii) by the number of days during the period from and including the date of the giving of notice pursuant to this Section 4(d)(v) to the date when the Company will make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of this Section 4(d)(v);

(vi) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii) enter into such customary agreements (including underwriting agreements with indemnification provisions in customary form) and take all such other actions as each Investor or the holders of a majority of the Registrable Securities being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by each Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by an Investor or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors, employees and independent accountants (subject to the accountants’ rights with respect to their work papers) to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and the National Association of Securities Dealers, Inc., and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) after the filing of the registration statement, (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers of such Registrable Securities set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each such seller holding Registrable Securities covered by such registration statement of any stop order issued or threatened suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction and take all reasonable actions required to prevent the entry of such stop order or promptly to remove it if entered;

(xii) have its employees and personnel (i) take any actions that may be required to obtain ratings for any Registrable Securities and (ii) otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the offering, marketing or selling of Registrable Securities in any underwritten offering;

(xiii) furnish to each seller of Registrable Securities to be sold pursuant to such registration statement and to each underwriter, if any, a signed counterpart, addressed to such seller or underwriter, of a customary cold comfort letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as an Investor, the holders of a majority of the Registrable Securities being sold or the managing underwriter therefor reasonably request; and

(xiv) furnish to each seller of Registrable Securities to be sold pursuant to such registration statement and to each underwriter, if any, a signed counterpart, addressed to such seller or underwriter, of a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included herein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(e) Obligations of Sellers.

(i) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish in writing to the Company such information regarding such seller and the distribution of such securities as is customary and the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.  Notwithstanding any provision herein to the contrary, in no event shall the Company be required to provide any audited financial statements in connection with the registration of any Registrable Securities pursuant to this Agreement, except for such audited financial statements that the Company may then otherwise be required to provide under Applicable Law (including the Securities Act, the Exchange Act, and the regulations promulgated under either of them) and/or the Purchase Agreements.

(ii) Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential will not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each seller of Registrable Securities to be sold pursuant to such registration statement will agree in the confidentiality agreement referred to in Section 4(d)(ix) that information obtained by it as a result of such inspections will be deemed confidential and will not be used by it or its Affiliates in connection with any market transactions in any securities of the Company unless and until such information is made generally available to the public.  Each such seller will further agree therein that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it will give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(iii) Each seller of Registrable Securities to be sold pursuant to such registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(v), such seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(d)(v) (which copies such seller shall provide to all Persons to whom such seller provided the original prospectus) and, if so directed by the Company, such seller will deliver to the Company all copies, other than any permanent file copies then in such seller’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(f) Registration Expenses.

(i) The Company shall pay all Registration Expenses relating to any registration of Registrable Securities held by Investors hereunder.  “Registration Expenses” will mean any and all fees and expenses incident to the Company’s performance of or compliance with this Section 4, including:  (i) Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the exchange on which the Company’s securities are listed, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of blue sky counsel, (iii) security engraving and printing expenses, (iv) messenger and delivery expenses, (v) reasonable fees and disbursements of counsel for the Company and counsel for each Investor, as well as one local counsel in each jurisdiction where Registrable Securities may be offered, (vi) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter) and fees and expenses of other persons, including special experts, retained by the Company, (vii) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable and documented fees and expenses of any counsel thereto, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but excluding underwriting fees, discounts and commissions and fees and expenses of underwriter’s counsel), (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, and (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering.

(ii) Notwithstanding the foregoing, (i) the provisions of this Section 4(f) will be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each holder of Registrable Securities being registered will pay all underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the Registrable Securities included in the offering by such holder.

(g) Indemnification.

(i) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Investor, its officers, directors, employees, partners, trustees, custodians and agents and each Person who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) against any losses, claims, damages, liabilities, joint or several, to which such Investor or any such director, officer, employee, partner, trustee, custodian or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 4(g) collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Investor and each such director, officer, employee, partner, trustee, custodian or agent and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Investor expressly for use therein or by such Investor’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Investor with a sufficient number of copies of the same.

(ii) In connection with any registration statement in which an Investor is participating, each such participating Investor will furnish to the Company in writing such information and documents as is customary and as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors, officers and agents and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director, officer or agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Investor will reimburse the Company and each such director, officer, agent and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, but in each case such Investor will have obligations under this Section 4(g)(ii) only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Investor expressly for use therein; provided, that the obligation of such Investor to indemnify will be limited to the net amount of proceeds received by such Investor from the sale of Registrable Securities pursuant to such registration statement.

(iii) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure of any Person so to notify the indemnifying party will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, that without the prior written consent of the indemnified party, no indemnifying party will effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(iv) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, agent or controlling Person of such indemnified party and will survive the Transfer of securities by any holder thereof.  Each indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such indemnifying party’s indemnification is unavailable for any reason.

(h) Participation in Underwritten Registrations.  If requested by the underwriters for any underwritten offering pursuant to a Demand Registration requested under Section 4(a), the Company will enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement will contain such terms and conditions as are generally prevailing in agreements of that type, including indemnities and contribution agreements.  Such underwriting agreement will also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type.  In the case of a registration pursuant to Section 4(b) hereof, if the Company will have determined to enter into any underwriting agreements in connection therewith, all of the holders’ Registrable Securities to be included in such registration will be subject to such underwriting agreement.  Such underwriting agreement will also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type.

(i) Current Public Information.  The Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

5. Representations and Warranties.

(a) Authority; Enforceability.  Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has the legal capacity or corporate power and authority, as may be applicable, to enter into this Agreement and to carry out each of its obligations hereunder as they may hereafter arise.  Such party (in the case of parties that are not natural persons) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and, in the case of all parties hereto, has the legal right to enter into this Agreement and the execution of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary action.  No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights general or by general equitable principles.

(b) No Breach.  Each of the parties hereto severally represents and warrants to each of the other parties hereto that neither the execution of this Agreement nor the performance by such party of its obligations hereunder does or will:

(i) in the case of parties that are not natural persons, conflict with or violate its articles of incorporation, bylaws or other applicable organizational documents;

(ii) violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(iii) constitute a violation by such party of any federal, state, local or foreign statute, law, ordinance, rule, code, order, regulation, ruling, writ, injunction, award, determination or decree of any arbitral body or court or any agency, commission, department or body of any local, state, federal or foreign governmental, regulatory, administrative, judicial or quasi-governmental unit, entity or authority.

(c) Consents.  Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby, except as may be required following the date hereof under the Securities Act, Exchange Act or “blue sky” laws.

6. Term.

(a) This Agreement will terminate on September 10, 2019, unless sooner terminated upon the written agreement of the Company and each of the Stockholders.

(b) Each Investor and each Holder will cease to be an Investor or Holder, as the case may be, under this Agreement at such time as such Investor or such Holder, as the case may be, ceases to own any shares of Common Stock or securities, directly or indirectly convertible or exercisable for shares of Common Stock.

7. Notices and Offers.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder will be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (New York time) or, if not, on the next succeeding business day, with receipt confirmed; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to a Stockholder:	at the address set forth on Schedule A hereto.

If to the Company:	Tel-Instrument Electronics Corp.
728 Garden Street
Carlstadt, New Jersey07072
Attention: Joseph P. Macaluso
Fax No.: (201) 933-7340
Telephone No.: (201) 933-1600

           Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8. Restrictive Agreements.  Neither the Company nor any Stockholder will enter into, become a party to, become subject to or authorize any agreement or instrument that would restrict, prohibit or interfere with its performance of its obligations under the terms of this Agreement.

9. Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall in no way impair the rights or obligations of any other party in any other respect at any other time.

10. Remedies; Specific Performance.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party will not preclude or waive the right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights the parties may have under law or otherwise.  The parties acknowledge that all legal remedies for any breach of this Agreement may be inadequate, and therefore they (a) consent to the entry by any court of competent jurisdiction of any appropriate equitable remedy, including specific performance of this Agreement and the enjoining of any continuing breach of this Agreement, without the necessity of proving actual damages, and without posting bond or other security, in addition to any other remedy at law to which an aggrieved party may be entitled and (b) waive any and all defenses in any action for specific performance or other equitable relief that a remedy at law would be adequate.

11. Delegation; Assignment.  No Holder will delegate or assign any duties or rights under this Agreement without the prior written consent of all parties to this Agreement.  Any such delegation or assignment without the prior written consent of all parties to this Agreement will be void.  Subject to Section 9 of the applicable Warrant and Section 6(a) hereof, each Investor shall have the right to delegate or assign any duties or any rights under this Agreement to any Person to whom such Investor Transfers (other than a Public Transfer) such Warrant or Common Stock.  No party delegating or assigning duties or rights hereunder shall be released from its duties hereunder and such party will continue to be jointly and severally liable with the Person to whom it has delegated duties for all defaults and breaches of this Agreement by either of them.  Subject to Section 6(b) hereof, upon and at any time after a Transfer by an Investor or any Holder permitted hereunder, references to such Investor or such Holder herein, as the case may be, will be deemed to refer to such Investor or such Holder, as the case may be, and each such transferee.

12. Binding Effect; Successors and Assigns.  Except as expressly provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted transferees and assigns; provided, however, that, except as expressly provided herein, no purchaser or transferee of shares of Common Stock will derive any rights under this Agreement unless and until such purchaser or transferee has delivered to the Company a valid undertaking to become, and becomes, bound by the terms of this Agreement to which the seller or transferor, as applicable, of such shares of Common Stock is subject.  Notwithstanding any provision in this Agreement to the contrary, no Person who acquires Common Stock from a Stockholder pursuant to a Public Transfer shall have any rights or be subject to any duties or obligations under this Agreement.

13. STATE LAW; JURISDICTION; FORUM.  THIS AGREEMENT WILL BE SUBJECT TO, GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS OR CHOICE OF LAW PROVISIONS OR PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY, INVESTORS AND EACH OF THE HOLDERS SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY AGREES THAT THE APPROPRIATE AND EXCLUSIVE FORUM FOR ANY DISPUTES BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE IN ANY STATE OR FEDERAL COURT IN THE STATE AND CITY OF NEW YORK.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION IN THE EVENT THAT A STATE OR FEDERAL COURT LOCATED IN THE STATE AND CITY OF NEW YORK DECLINES JURISDICTION.

14. Entire Agreement.  This Agreement, the Purchase Agreements and the other Transaction Documents contain the entire understanding among the parties with respect to the subject matter hereof and thereof and supersede any prior agreement (including the Original Agreement) between the parties hereto concerning the subject matter hereof or thereof.

15. Additional Securities; Recapitalizations; Exchanges; etc.  Except as otherwise provided herein, the provisions of this Agreement will apply to the full extent set forth herein with respect to (a) the shares of Common Stock held by, or issued to, the Stockholders on or after the date hereof; and (b) any and all Common Stock or shares of capital stock of any successor or assign of the Company (whether by merger, consolidation, exchange, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for such shares, by reason of any stock dividend, stock split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  References to the “Company” in this Agreement will be deemed to refer to any such successor or assign and such entity will execute an appropriate instrument of assumption agreeing to be bound by the terms hereof.

16. Severability.  Wherever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under any such law, such provision will be limited to the minimum extent necessary to render the same valid or will be excised from this Agreement, as the circumstances require, and this Agreement will be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be, and enforced to the maximum extent permitted by law.

17. Construction.  In the construction of this Agreement, the masculine gender will include the feminine or the neuter in all cases where such meanings would be appropriate.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provision hereof.  The words “herein,” “hereof,” “hereunder,” “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision, and the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

18. Amendment.  This Agreement will not be modified or amended, nor will the operation of any provision hereof be waived, except in a writing signed by the Company, each Investor and each Holder; provided that, the Transfer of rights pursuant to Section 11 shall not be deemed an amendment for purposes of this Section 18.

19. Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original hereof but all of which together constitute one and the same instrument.

20. No Waiver.  Notwithstanding any provision herein to the contrary, nothing herein shall be construed to limit, waive, amend or alter the terms and provisions of the Purchase Agreements and the Transaction Documents (as defined in the Purchase Agreements) or any rights or remedies available to Investors and their respective Affiliates as creditors of the Company and its Subsidiaries (as defined in the Purchase Agreements) or their respective Affiliates, as the case may be.  Without limiting the generality of the foregoing, any such Person, in exercising its rights as a creditor, will have no duty to consider (a) its status as a direct or indirect stockholder of the Company, or (b) any duty it may have to any other direct or indirect stockholder of the Company, except as may be required under the applicable loan or purchase documents or by applicable law.

21. Definitions.  All capitalized terms used in this Agreement without definition will have the respective meanings given to them in the Purchase Agreements.  As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under Common Control with such Person and, in the case of an Investor includes any Related Fund of such Investor.

“Agreement” has the meaning set forth in the preface.

“Allocable Portion” has the meaning set forth in Section 2(a).

“BCA Investor” has the meaning set forth in the preface.

“BCA Purchase Agreement” has the meaning set forth in the Recitals.

“BCA Warrant” has the meaning set forth in the Recitals.

“Board” shall mean the Board of Directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $.10 per share, and any class or series of common stock of the Company authorized after the date hereof, or any other class or series of stock resulting from successive changes or reclassifications of any class or series of common stock of the Company.

“Company” has the meaning set forth in the preface.

“Control” (including, with correlative meaning, the terms “Controlling,” “Controlled by,” and “under Common Control with”) means (A) the ownership, directly or indirectly, of more than twelve and one-half percent (12.5%) of the voting securities of such Person, or (B) the power to otherwise direct the management and policies of such Person whether by contract or otherwise.

“Demand Registrations” has the meaning set forth in Section 4(a)(i).

“Holders” means each of the Specified Holders, together with any spouse, issue, parents or other relatives of any of the foregoing Persons, or trusts for the benefit of such Persons, entities controlled by or controlling any of such Persons, and in the event of death or incapacity of any of such Persons, executors, heirs or testamentary legatees of such Person, so long as such Person is holding shares of Common Stock.

“Inspectors” has the meaning set forth in Section 4(d)(ix).

“Investors” has the meaning set forth in the preface.

“Long-Form Registrations” has the meaning set forth in Section 4(a)(i).

“MTC Investor” has the meaning set forth in the preface.

“MTC Purchase Agreement” has the meaning set forth in the Recitals.

“MTC Warrant” has the meaning set forth in the Recitals.

“New Securities” has the meaning set forth in Section 1(b).

“Offeror” has the meaning set forth in Section 2(a).

“Original Agreement” has the meaning set forth in the Recitals.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

“Personal Representations” has the meaning set forth in Section 2(a).

“Piggyback Registration” has the meaning set forth in Section 4(b)(i).

“Public Offering” means any offering by the Company of its Common Stock to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force.

“Public Transfer” means any Transfer of Common Stock pursuant to (a) a public offering of Common Stock pursuant to a registration statement filed by the Company with the Commission or (b) ordinary broker’s transactions (as defined in Section 4(4) of the Securities Act).

“Purchase Agreements” has the meaning set forth in the Recitals.

“Records” has the meaning set forth in Section 4(d)(ix).

“Registrable Securities” means (i) any shares of Common Stock owned by a Stockholder (including any shares of Common Stock converted or convertible in connection with a Public Offering) and (ii) any securities that were issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such shares of common stock of the Company.  As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities will have been declared effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, or (ii) such securities will have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 4(f)(i).

“Related Fund” means, with respect to an Investor, any fund or entity that (A) invests in securities and (B) is advised, managed or serviced by (i) such Investor, (ii) the same investment advisor as such Investor or (iii) an Affiliate of such Investor or such investment advisor.

“Section 2 Notice” has the meaning set forth in Section 2(a).

“Section 2 Offer” has the meaning set forth in Section 2(a).

“Section 2 Offeror” has the meaning set forth in Section 2(a).

“Section 2 Period” has the meaning set forth in Section 2(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Holder” has the meaning set forth in Section 2(a).

“Short-Form Registrations” has the meaning set forth in Section 4(a)(i).

“Specified Holders” has the meaning set forth in the preface.

“Stockholder(s)” has the meaning set forth in the preface.

“Third Party Offer” has the meaning set forth in Section 2(a).

“Transfer” means to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of (whether by gift or otherwise), or in any way encumber.

“Warrants” has the meaning set forth in the Recitals.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:                                                                        TEL-INSTRUMENT ELECTRONICS CORP.

                                                                                                            By:

Name:

Title:

STOCKHOLDERS:

[ ] By: [ ] its General Partner
By: Name: Title: [ ] By: Name: Title: Read and Approved by: [ ]
[ESTATE OF [ ]]
____________________________________ [ ]

SCHEDULE A

STOCKHOLDER ADDRESSES

[   ]

with a copy to:

[   ]

[   ]

with a copy to:

[   ]

Estate of [   ]

[   ]

with a copy to:

[Company counsel to update]